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As filed with the Securities and Exchange Commission on August 11, 2005

Registration Nos. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DUQUESNE LIGHT HOLDINGS, INC. (Exact name of registrant as specified in its charter)	DQE CAPITAL CORPORATION (Exact name of registrant as specified in its charter)
Pennsylvania (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
25-1598483 (I.R.S. Employer Identification)	25-1837152 (I.R.S. Employer Identification)
411 Seventh Avenue Pittsburgh, Pennsylvania 15219-1905 (412) 393-6000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	411 Seventh Avenue Pittsburgh, Pennsylvania 15219-1905 (412) 393-6000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William F. Fields
Vice President and Treasurer
Duquesne Light Holdings, Inc.
411 Seventh Avenue
Pittsburgh, Pennsylvania 15219-1905
(412) 393-1206
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
James J. Barnes, Esq. Robert C. Gallo II, Esq. Reed Smith LLP 435 Sixth Avenue Pittsburgh, Pennsylvania 15219

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ Registration No. 333-85612

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Debt Securities	$52,875,000	$6,223

(1)
The amount to be registered and the proposed maximum offering price per unit have been omitted in accordance with the General Instructions to Form S-3.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

        THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended, for the purpose of registering an additional $52,875,000 of debt securities. The information in the Registration Statement on Form S-3 filed by Duquesne Light Holdings Inc. (f/k/a DQE, Inc.) and DQE Capital Corporation (the "Registrants") with the Securities and Exchange Commission (File No. 333-85612) pursuant to the Securities Act of 1933, as amended, and declared effective June 7, 2002, including each of the documents filed by the Registrants with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference, is incorporated by reference into this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 11th day of August, 2005.

DUQUESNE LIGHT HOLDINGS, INC.
By:	/s/ STEVAN R. SCHOTT Name: Stevan R. Schott, Title: Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MORGAN K. O'BRIEN Morgan K. O'Brien	President, Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2005
/s/ STEVAN R. SCHOTT Stevan R. Schott	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 11, 2005
/s/ SUSAN S. MULLINS Susan S. Mullins	Controller (Principal Accounting Officer)	August 11, 2005
* Pritam Advani	Director	August 11, 2005
* Doreen E. Boyce	Director	August 11, 2005
* Robert P. Bozzone	Director	August 11, 2005
* Charles C. Cohen	Director	August 11, 2005
* Sigo Falk	Director	August 11, 2005

* Joseph C. Guyaux	Director	August 11, 2005
* David M. Kelly	Director	August 11, 2005
* Steven S. Rogers	Director	August 11, 2005
* John D. Turner	Director	August 11, 2005
*By:	/s/ STEVAN R. SCHOTT Stevan R. Schott Attorney-in-fact	August 11, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 11th day of August, 2005.

DQE CAPITAL CORPORATION (REGISTRANT)
By:	/s/ WILLIAM F. FIELDS Name: William F. Fields Title: President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM F. FIELDS William F. Fields	President and Director (Principal Executive Officer)	August 11, 2005
/s/ SUSAN S. MULLINS Susan S. Mullins	Controller (Principal Accounting Officer)	August 11, 2005
/s/ RICHARD J. CIORA Richard J. Ciora	Treasurer (Principal Financial Officer)	August 11, 2005
/s/ STEVAN R. SCHOTT Stevan R. Schott	Director	August 11, 2005
* Joseph G. Belechak	Director	August 11, 2005
Maureen L. Hogel	Director	August 11, 2005
/s/ MORGAN K. O'BRIEN Morgan K. O'Brien	Director	August 11, 2005
/s/ JAMES E. WILSON James E. Wilson	Director	August 11, 2005
*By:	/s/ STEVAN R. SCHOTT Stevan R. Schott Attorney-in-fact	August 11, 2005

Exhibit Index

        The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
5.1*	Opinion of Reed Smith LLP
23.1*	Consent of Reed Smith LLP (included in Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP
24.1*	Powers of Attorney

*
Filed herewith

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
SIGNATURES
Exhibit Index